UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

Capital Growth Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Contracts.

On November 20, 2008, Capital Growth Systems, Inc. (the “Company”) completed the Financial Closing phase of its acquisition of Vanco Direct USA, LLC (“Vanco Direct”) through its wholly-owned subsidiary, Capital Growth Acquisition, Inc. (“CGAI”). For a description of the material contracts that became effective upon the Financial Closing, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2008 (the “November 20th 8-K”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the November 20th 8-K.

CGAI is operating Vanco Direct under a Management Services Agreement with Vanco plc in Administration pursuant to special temporary authority from the Federal Communications Commission (the “FCC”). CGAI will seek formal approval from the FCC for a change in control of Vanco Direct under Section 214 of the Communications Act. After attaining FCC and applicable state regulatory approvals, it is expected that the membership interests of Vanco Direct will be transferred to CGAI.

Item 3.02	Unregistered Sales of Equity Securities

Upon the occurrence of the Financial Closing, the Company issued: (i) the Seller Debenture, (ii) the Tranche 1 Amended March Debentures, (iii) the Tranche 2 Amended March Debentures, (iv) the Agent Warrant, (v) the November Debentures, (vi) the November Warrants, and (vii) the Capstone Warrant. All such issuances were made in reliance upon exemptions from registration under the Securities Act of 1933 in accordance with Section 4(2) and/or Regulation D as promulgated under the Securities Act of 1933. For a description of these equity securities, please see the November 20th 8-K.

Item 9.01	Exhibits.

Exhibit 99.1 Text of November 20th 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt Chief Financial Officer